UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 22, 2025 (August 20, 2025 )

Kestrel Group Ltd
 (Exact name of registrant as specified in its charter)

Bermuda	001-42668	98-1833921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Bermudiana Road, Suite 1141,
Pembroke HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	KG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 20, 2025, the United States Court of Appeals for the Third Circuit vacated the U.S. District Court for the District of New Jersey’s order granting summary judgment to Maiden and individual defendants Arturo Raschbaum, Karen Schmitt, and John Marshalek in the class action titled Wigglesworth v. Maiden Holdings, Ltd. The Third Circuit disagreed with the District Court’s holding that the current case record required judgment for Maiden, as a matter of law, on the issue of whether Maiden’s loss reserves were misleading. The Court explained further that it was not issuing a ruling on the element of scienter. The Third Circuit therefore vacated the opinion of the District Court and remanded the case to the District Court with instructions to permit plaintiffs to pursue discovery with respect to their claims for securities fraud under Section 10(b) of the Securities Exchange Act. Defendants may seek re-hearing or to appeal this decision. Maiden believes it has procedural and substantive defenses to the asserted claims, and it intends to oppose and defend against these claims.

(“Maiden” refers to Maiden Holdings, Ltd., which is a wholly owned subsidiary of Kestrel Group Ltd.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 22, 2025		Kestrel Group Ltd

		By:	/s/ Bradford Luke Ledbetter
		Name:	Bradford Luke Ledbetter
		Title:	Chief Executive Officer